Exhibit 10.1

THIRD AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (the “Third Amendment”) is made and effective as of April 8, 2024, between Modular Medical, Inc., a Nevada corporation (the “Company”), and Paul M. DiPerna (“Executive”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement effective as of August 1, 2018 (the “Agreement”), as amended by that first amendment dated May 12, 2020, and the second amendment dated July 1, 2020, setting forth the terms and conditions of Executive’s employment as Company’s President and Chief Executive Officer (the “Employment Agreement”); and

WHEREAS, the Parties to desire to further amend the Employment Agreement as set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1.	The Employment Agreement is hereby amended as follows:

●	Section 1., Employment, is hereby deleted and replaced with the following:

o	Employment. Upon the terms and subject to the conditions contained in this Agreement, the Company hereby employs Executive as President of the Company, subject to the authority and directives of the Company’s chief executive officer and the Board of Directors (the “Board”). Executive shall diligently and conscientiously devote his substantial time and attention to the discharge of his duties as President.

●	Section 3., Compensation, is hereby amended by deleting existing subsection (a) Base Compensation and inserting the following new subsection (a):

(a)	Base Compensation. Executive shall be paid a cash salary of $360,000 annually (the “Base Compensation”), effective retroactively as of April 1, 2024. The Base Compensation shall be payable less applicable deductions and withholding in normal installments and in accordance with the payroll practices of Company. Executive’s Base Compensation shall not be reduced without agreement of Executive.

2.	All other references in the Agreement to Executive’s employment as chief executive officer will be replaced and refer to Executive’s employment as president.

3.	Except as modified by this Third Amendment, the terms and conditions of the Employment Agreement remain in full force and effect.

4.	This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.	This Third Amendment has been approved by action of the Company’s Board of Directors on April 8, 2024.

IN WITNESS WHEREOF, the parties have duly executed this Third Amendment as of the date first above written.

EXECUTIVE	COMPANY

/s/ Paul M. DiPerna	By:	/s/ James E. Besser
Paul M. DiPerna		Chief Executive Officer